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                                                                      EXHIBIT 23

                              OWENS-ILLINOIS, INC.
                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Selected Financial Data."

    We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47519) of Owens-Illinois, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-69624) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan, in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 33-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc., and in the Registration Statement (Form S-8 No. 333-47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. of our reports dated January 24, 2002 with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc., and with respect to the consolidated financial statements of Owens-Brockway Packaging, Inc., Owens-Brockway Glass Container, Inc., and OI Plastic Products FTS Inc., all of which are included in this Annual Report
(Form 10-K) for the year ended December 31, 2001.

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                                                                      /s/ ERNST & YOUNG LLP
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                                                                        Ernst & Young LLP
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Toledo, Ohio
March 28, 2002

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